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                                                                   Exhibit 10.3

                            SECOND AMENDMENT TO THE
                        PREMCOR RETIREMENT SAVINGS PLAN

     WHEREAS, The Premcor Refining Group Inc. ("Company") previously established the Premcor Retirement Savings Plan ("Plan"); and

     WHEREAS, the Company reserved the right to amend the Plan in Section 16.1 thereof; and

     WHEREAS, the Company desires to amend the Plan to reflect that Polymer Asphalt, L.L.C., a non-controlled group member affiliate of the Company, was a participating employer in the Plan from January 2, 1995 to October 31, 2002 and to make certain other changes;

     NOW, THEREFORE, the Plan is amended as follows:

     1. Effective January 1, 2001, Section 4.10.2(c) is amended by changing the phrase "(excluding expenses for room and board)" to "(including expenses for room and board)".

     2. Appendix A is added to read as follows:

                                   APPENDIX A

     Notwithstanding the provisions of the Plan to the contrary, the provisions of this Appendix A shall apply from January 2, 1995 to October 31, 2002.

     1. Employer shall also include Polymer Asphalt, L.L.C.

     2. For purposes of determining an Employee's service for purposes of eligibility, vesting and entitlement to a distribution due to separation from service, all periods of service with Polymer Asphalt, L.L.C. and all other entities required to be aggregated with Polymer Asphalt, L.L.C. under Sections 414(b), (c), (m), or (o) of the Code (collectively, the "Polymer Group") shall count as service with the Controlled Group.

     3. The limitation on a Participant's Compensation under Code Section 401(a)(17) shall apply separately to Compensation received by a Participant from the Controlled Group and the Polymer Group.

     4. The provisions of the Plan relating to the nondiscrimination testing under Code Sections 401(k) and 401(m), the limitation on benefits under Code
Section 415 (taking into account the modification to the term "Controlled Group" made by Code Section 415(h)) and the top heavy provisions under Code Section 416 shall apply separately to the Controlled Group and the Polymer Group.

     5. The Controlled Group and the Polymer Group will contribute differing amounts to the Plan based on the Participants employed by members of each separate controlled

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group, and forfeitures shall reduce contributions only with respect to the
Employer who employed the Participant on the last day of employment prior to such forfeiture.

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                  IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized officer this 29th day of August, 2002.

                                       THE PREMCOR REFINING GROUP INC.

                                       By:      /s/ James R. Voss
                                          --------------------------------------
                                       Title: Senior Vice President and
                                              Chief Administrative Officer

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